As filed with the Securities and Exchange Commission on September 15, 2016

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Trustmark Corporation

(Exact name of Registrant as specified in its charter)

Mississippi	64-0471500
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

248 East Capitol Street
Jackson, Mississippi 39201
(601) 208-5111

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Trustmark National Bank 401(k) Plan

(Full title of the plans)

Granville Tate, Jr.

Secretary

248 East Capitol Street

Jackson, Mississippi 39201

(601) 208-5111

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copy to:

Bruce C. Bennett

Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, New York 10018

(212) 841-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered		Proposed Maximum Offering Price per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, no par value	4,000,000 shares	(1)	$28.54	(2)(3)	$114,160,000	(2)(3)	$11,495.92

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock that become issuable under Trustmark Corporation’s (the “Registrant”) Trustmark National Bank 401(k) Plan (the “401(k) Plan”) by reason of any stock dividend, stock split or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of common stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Plan.

(2) The proposed maximum offering price per share and proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee.

(3) Computed in accordance with Rule 457(h) and Rule 457(c) under the Securities Act. Such computation is based on the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Stock Market on September 9, 2016.

EXPLANATORY NOTE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) by Trustmark Corporation, a Mississippi corporation (the “Registrant”), to register pursuant to General Instruction E to Form S-8 an additional 4,000,000 shares of Common Stock under the Trustmark National Bank 401(k) Plan (the “401(k) Plan”), which amended the Trustmark National Profit Sharing Plan (the “Profit Sharing Plan”) and certain other employee benefit plans.

The Registrant initially registered 250,000 shares of Common Stock pursuant to a registration statement on Form S-8 for the Profit Sharing Plan, which was filed on June 28, 1996 (File No. 333-07141) (the “1996 S-8”). Effective January 1, 1997, the Profit Sharing Plan transferred to the Employee Stock Ownership Plan (the “ESOP”) the registered shares of Common Stock of the Registrant.  Effective March 30, 1998, the Registrant's Common Stock was split 2 for 1, increasing the number of registered shares under the ESOP to 500,000.  In April 1999, the Registrant’s ESOP was merged into its 401(k) Plan, which had the effect of adding the Registrant’s Common Stock as an investment option in the 401(k) Plan. The Registrant then registered 2,500,000 additional shares of Common Stock for utilization pursuant to the 401(k) Plan pursuant to a Registration Statement on Form S-8, which was filed on October 29, 2003 (File No. 333-110066) (the “2003 S-8”). With this Registration Statement, there will be a total of 7,000,000 shares of Common Stock registered for utilization pursuant to the 401(k) Plan.

The 4,000,000 additional shares of Common Stock available for issuance under the 401(k) Plan registered pursuant to this Registration Statement are the same class as those previously registered on the 1996 S-8 and the 2003 S-8. The contents of all aforementioned Registration Statements, including any amendments thereto or filings incorporated therein, are incorporated herein by reference, except as modified herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

We hereby incorporate by reference in this Registration Statement the following documents previously filed by us with the Securities and Exchange Commission (the “Commission”), except to the extent that such reports/documents are only “furnished” to the Commission:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Commission on February 23, 2016;

(b) All other reports filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K described in (a) above, including the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 filed with the Commission on May 6, 2016 and the quarterly period ended June 30, 2016 filed with the Commission on August 5, 2016, the Annual Report on Form 11-K for the 401(k) Plan for the fiscal year ended December 31, 2015 filed with the Commission on June 15, 2016, as well as the Current Reports on Form 8-K filed with the Commission on January 8, 2016, March 17, 2016, May 2, 2016, June 8, 2016, July 21, 2016 and July 26, 2016 (Item 8.01); and

(c) The description of the Registrant’s common stock as set forth in the Current Report on Form 8-K filed with the Commission on July 21, 2016, including any amendments or reports filed with the Commission for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

The Mississippi Business Corporation Act (the “MBCA”) contains provisions that directly affect the liability of officers and directors of Mississippi corporations to the corporations and shareholders whom they serve. Article 8, Sub-article E of the MBCA permits Mississippi corporations to indemnify officers and directors, as well as certain other individuals who act on behalf of such corporations.

Section 79-4-8.50 through 79-4-8.59 of the MBCA provide the Registrant with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes and mandate the indemnification of the Registrant’s directors under certain circumstances.

Under our Amended and Restated Bylaws (the “Bylaws”), any person, his heirs, executors, or administrators, may be indemnified or reimbursed by the Registrant for reasonable expenses actually incurred in connection with any action, suit, or proceeding, civil or criminal, to which he or they shall be made a party or potential party by reason of his being or having been a director, an honorary or advisory director, officer, or employee of the Registrant or of any firm, corporation or organization which he served in any such capacity at the request of the Registrant; provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which he shall finally be adjudged to have been guilty of or liable for negligence or willful misconduct in the performance of his duties to the Registrant; and provided further, that no person shall be so indemnified or reimbursed in relation to any administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Registrant.

Under our Bylaws, the foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, his heirs, executors, or administrators, may be entitled as a matter of law. The Registrant may, upon affirmative vote of a majority of its board of directors, purchase insurance to indemnify its directors, honorary or advisory directors, officers and employees. Such insurance may, but need not, be for the benefit of all directors, honorary or advisory directors, officers or employees.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

The following exhibits are attached to this Registration Statement:

Exhibit Number	Exhibits
4.1

Trustmark National Bank Profit Sharing Plan, dated as of January 1, 1989, and Amendment Nos. 1, 2 and 3, thereto (incorporated by reference to exhibit 4.1 to the Trustmark Registration Statement on Form S-8 (No. 333-07141) filed with the Commission on June 28, 1996), and Amendment No. 4, thereto (incorporated by reference to exhibit 10 to the Trustmark Annual Report on Form 11-K (No. 000-03683) filed with the Commission on June 27, 1997)

5.1	Opinion of Brunini, Grantham, Grower & Hewes, PLLC

23.1	Consent of KPMG LLP regarding Form 10-K
23.2	Consent of Hancock Askew & Co., LLP regarding Form 11-K

23.3	Consent of Brunini, Grantham, Grower & Hewes, PLLC (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page of this Registration Statement)

The Registrant received from the Internal Revenue Service (the “IRS”) a determination letter that the 401(k) Plan is qualified under section 401 of the Internal Revenue Code. The Registrant hereby undertakes to submit any amendments thereto to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the 401(k) Plan.

 Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities

Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Jackson, State of Mississippi, on the 15th day of September 2016.

TRUSTMARK CORPORATION

By:	/s/ Louis E. Greer
Louis E. Greer Treasurer, Principal Financial Officer and Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis E. Greer and Granville Tate, Jr., and each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated below and on the date indicated.

Name	Position	Date

/s/ Gerard R. Host	President, Chief Executive Officer and Director	September 15, 2016
Gerard R. Host

/s/ Louis E. Greer	Treasurer, Principal Financial Officer and Principal Accounting Officer	September 15, 2016
Louis E. Greer

/s/ Daniel A. Grafton	Chairman of the Board	September 15, 2016
Daniel A. Grafton

/s/ Adolphus (Dolph) B. Baker	Director	September 15, 2016
Adolphus (Dolph) B. Baker

/s/ Tracy T. Conerly	Director	September 15, 2016
Tracy T. Conerly

/s/ Toni D. Cooley	Director	September 15, 2016
Toni D. Cooley

/s/ John M. McCullouch	Director	September 15, 2016
John M. McCullouch

/s/ Harris V. Morrissette	Director	September 15, 2016
Harris V. Morrissette

/s/ Richard H. Puckett	Director	September 15, 2016
Richard H. Puckett

/s/ R. Michael Summerford	Director	September 15, 2016
R. Michael Summerford

/s/ LeRoy G. Walker, Jr	Director	September 15, 2016
LeRoy G. Walker, Jr

/s/ William G. Yates III	Director	September 15, 2016
William G. Yates III

The Plan. Pursuant to the requirements of the Securities Act of 1933, the plan administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi, on September 15, 2016:

TRUSTMARK NATIONAL BANK 401(K) PLAN

By: TRUSTMARK CORPORATION,
Plan Sponsor and Administrator

By:	/s/ Louis E. Greer
Name: Louis E. Greer
Title: Treasurer, Principal Financial Officer and Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibits
4.1

Trustmark National Bank Profit Sharing Plan, dated as of January 1, 1989, and Amendment Nos. 1, 2 and 3, thereto (incorporated by reference to exhibit 4.1 to the Trustmark Registration Statement on Form S-8 (No. 333-07141) filed with the Commission on June 28, 1996), and Amendment No. 4, thereto (incorporated by reference to exhibit 10 to the Trustmark Annual Report on Form 11-K (No. 000-03683) filed with the Commission on June 27, 1997)

5.1	Opinion of Brunini, Grantham, Grower & Hewes, PLLC

23.1	Consent of KPMG LLP regarding Form 10-K
23.2	Consent of Hancock Askew & Co., LLP regarding Form 11-K

23.3	Consent of Brunini, Grantham, Grower & Hewes, PLLC (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page of this Registration Statement)